Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Natural Gas Services Group, Inc.
Midland, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2019, relating to the consolidated financial statements, the effectiveness of Natural Gas Services Group, Inc.’s internal control over financial reporting and schedules of Natural Gas Services Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Austin, Texas
June 21, 2019